UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2015 (September 11, 2015)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 18th Floor New York, NY	10022
(Address of principal executive offices)	(Zip code)

(212) 521-4052

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2015, Monrovia Auto Finance, Inc., formerly Monrovia Money Train, Inc. (“Monrovia Auto Finance”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jarrod Clarke (“Clarke”) and Jarrod Clarke Holdings, Inc. (collectively, the “Money Train Members”), Money Train Title Loans, LLC (“Money Train”), and on Track LLC (together with Money Train, the “Money Train Companies”). Further information about the Purchase Agreement was disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on March 10, 2015. A copy of the Purchase Agreement was subsequently filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 15, 2015.

On September 11, 2015, each of the parties to the Purchase Agreement entered into a Termination of Membership Interest Purchase Agreement (“Termination Agreement”) in accordance with Section 8.1(a) of the Purchase Agreement, which provides for termination pursuant to mutual written consent of Monrovia Auto Finance and the Money Train Members at any time prior to the closing. The parties wished to enter into the Termination Agreement because the closing contemplated by the Purchase Agreement has not occurred and the parties do not expect that the closing of this agreement will occur. There are no material relationships between the Company and Monrovia Auto Finance and the other parties except as disclosed below. No early termination penalties were incurred by the Company or Monrovia Auto Finance in connection with the Termination Agreement.

In connection with the above, on September 11, 2015, the Company, the Money Train Members and the Money Train Companies entered into an Option Agreement (the “Option Agreement”), pursuant to which the Money Train Members and the Money Train Companies agreed to grant the Company or any Company designee an option to purchase either, but not both, of (i) all of the equity of the Money Train Companies or (ii) up to all the assets of each of the Money Train Companies together with certain liabilities of each of the Companies, to be more fully defined based upon mutual agreement of the parties. The option may be exercised until the one-year anniversary of a Broker Services and Loan Administration and Servicing Agreement between Money Train and Monrovia Auto Finance, dated as of September 11, 2015 (the “Servicing Agreement”), which is described below. The option exercise price will be equal to either (i) four (4) times the aggregate six-month trailing EBITDA of the Money Train Companies (on an annualized basis) as of the date of determination, subject to adjustment for purposes of the Option Agreement to add back to earnings the amount of salary paid to Clarke during the applicable period, or (ii) $6 million, whichever is greater, unless the Money Train Members and Money Train Companies consent otherwise.

In addition, on September 11, 2015, Monrovia Auto Finance and Money Train entered into the Servicing Agreement. The purpose of the Servicing Agreement is to set forth the terms and conditions which will govern certain business activities and transactions to be provided by Money Train, as broker-servicer, and Monrovia Auto Finance, as lender, to borrowers and prospective borrowers seeking loans. Money Train has developed a broker services program pursuant to applicable New Mexico consumer credit laws and regulations under which Money Train may provide broker services including but not limited to assisting borrowers in obtaining loans. Monrovia Auto Finance may make installment loans to borrowers secured by a first lien in the borrowers’ motor vehicle in accordance with applicable New Mexico consumer credit laws and regulations. Money Train desires to offer its broker-servicer program to Borrowers who may be interested in the loan program.

2

Under the Servicing Agreement, the parties agreed that the loan program shall consist of the origination, funding, and collection of loans in accordance with program guidelines to borrowers at such locations in the State of New Mexico as Money Train, as broker-servicer, may designate from time to time. The parties agreed that Monrovia Auto Finance will act as lender under the loan program and shall have sole responsibility for establishing credit and underwriting criteria for the loans, making the decisions as to whether or not to make loans to prospective borrowers, funding the loans, and, subject to the timely performance of Money Train’s broker-servicer obligations, managing the loan program in accordance with Monrovia Money Train's express obligations under the Services Agreement and the program guidelines. Except as expressly provided in the Services Agreement, (a) nothing therein will be deemed to commit Monrovia Money Train to originate or fund any particular level or number of loans, and (b) Monrovia Money Train made no representation as to the amount of funding it will be able to raise for the loans. In the event defaulted loans are equal to or greater than twenty-two percent (22%) of the outstanding principal balance of the loan portfolio from time to time, Monrovia Auto Finance has the option, in its sole discretion, to immediately suspend the origination and funding of loans without notice.

Under the Servicing Agreement, Money Train's responsibility will be to act as a “loan broker and loan servicer” on behalf of consumers and Monrovia Auto Finance in accordance with the laws of the State of New Mexico. Money Train’s sole compensation under the Servicing Agreement broker program will be the fee paid to it by Monrovia Money Train to be defined in the program guidelines. Money Train will enter into separate broker agreements with borrowers. It will have the sole discretion to determine whether to offer any consumer the opportunity to apply for a loan. Money Train has no obligation to submit a minimum number of loan applications from borrowers to Monrovia Auto Finance or broker any level or number of applicants, and has sole discretion to approve or deny broker services to any prospective borrower.

The parties to the Servicing Agreement will generally be responsible for their own costs and expenses and for preparing their own respective program materials and advertising materials. However, Monrovia Auto Finance will be responsible for the cost of any radio or television advertisements that the parties mutually agree upon.

The Servicing Agreement loan and broker programs will commence on October 1, 2015, subject to the parties having requisite licensing, software and systems in place by this date. Either party may terminate the agreement upon default by the other party. Each party may also terminate immediately if it determines that the Servicing Agreement or programs under it are illegal, a regulatory authority requires termination, the party determines in its reasonable discretion that the Servicing Agreement programs may materially adversely affect its operations or relationship with a regulatory authority. In addition, each party may terminate the Servicing Agreement upon ninety (90) days prior written notice. However, the parties’ obligations with respect to outstanding loans will remain in effect for so long as such loans remain outstanding, notwithstanding termination. In addition, if Money Train terminates the Servicing Agreement without cause, it will continue to service outstanding loans for up to one year after termination so that Monrovia Auto Finance may engage a replacement servicer for the loans.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure in the second paragraph of Item 1.01 above is incorporated by reference herein.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: September 18, 2015	By:	/s/ Ellery W. Roberts
Ellery W. Roberts
Chief Executive Officer

4